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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): March 15, 2006

                  CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
             (Exact name of registrant as specified in its charter)

          Maryland                    000-50249                 52-2298116
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)         Identification Number)

                50 Rockefeller Plaza
                    New York, NY                                  10020
      (Address of principal executive offices)                  (Zip Code)

                                 (212) 492-1100
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01. OTHER EVENTS.

The registrant announced today that its net asset value ("NAV") as of December 31, 2005 has been determined to be $10.50 per share. The registrant calculates its per share NAV annually, based on a third party appraisal firm's estimate of the fair market value of the registrant's real property. The registrant then adjusts this amount based on the estimated fair market value of the mortgages encumbering registrant's real property, estimated disposition costs (including estimates of expenses, commissions, and fees payable to its advisor), and an estimate of the registrant's net other assets and liabilities as of the same date. The estimate of the registrant's net other assets and liabilities is based on unaudited preliminary financial results, which may differ from amounts included in the registrant's audited consolidated financial statements. The estimate produced by this calculation is then rounded to the nearest $.10. The registrant intends to mail a notification to certain broker/dealers and will post the updated NAV on its website.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED


Date: March 15, 2006               By: /s/ Mark J. DeCesaris
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                                        Mark J. DeCesaris, Managing Director and
                                        Acting Chief Financial Officer